For Immediate Release

Date: April 10, 2006

Contacts: J. Williar Dunlaevy	Michael A. Christopher

Chairman & Chief Executive Officer	President & Chief Operating Officer

Phone: 413-445-3500	413-445-3409

Email: bill.dunlaevy@legacybanks.com	mike.christopher@legacybanks.com
Legacy Bancorp, Inc. First Quarter 2006 Earnings and Conference Call April 27, 2006
PITTSFIELD, MASSACHUSETTS (April 10, 2006): Legacy Bancorp, Inc. (the “Company”) (NASDAQ:LEGC), the holding company for Legacy Banks (the “Bank”), will announce the first quarter 2006 earnings on Wednesday, April 26, 2006 and host a conference call on Thursday, April 27, 2006.
Earnings Release
Legacy Bancorp Inc.’s earnings release will be available at approximately 5:00 p.m. (EST) on April 26, 2006 on the Internet at www.legacybanks.com.
Conference Call
Investors and analysts are invited to participate in a conference call beginning at 3:00 p.m. (EST) on April 27, 2006. J. Williar Dunlaevy, Chairman and CEO and Stephen M. Conley, Chief Financial Officer, will review the first quarter’s results and take your questions. Information about the conference call is as follows:

Domestic Dial-in:	877-407-9205	R.S.V.P. is not required.
International Dial-in:	201-689-8054
Access Code:	Not required
Conference Call Playback
The conference call playback will be available after 6:00 p.m. (EST) on Thursday, April 27, 2006 and will be available until May 4, 2006.
Playback (Digital Replay) Dial-In — Toll-Free DIRECT- 877-660-6853
Playback (Digital Replay) Dial-In — International DIRECT — 201-612-7415
Playback Account # Required for Playback Access — 286
Playback Conference ID # Required for Playback Access — 199137
Webcast
The conference call will also be Webcast live on the Internet at www.legacybanks.com. The webcast will be available until July 28, 2006

Legacy Banks is headquartered in Pittsfield, Massachusetts. It employs 157 people and has ten offices throughout Berkshire County in Great Barrington, Lee, Lenox, North Adams, Otis and Pittsfield. Legacy offers Personal Banking, Mortgage Lending, Commercial Services, Insurance, Investments, Portfolio Management, Credit and Debit Card products, and Online Services. Legacy Banks, through its predecessors City Savings Bank, chartered in 1893, Lenox Savings Bank, chartered 1890, and Lee National Bancorp, chartered 1835 has a 170-year banking history in Berkshire County.
This release contains certain “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” and “potential.” Forward-looking statements are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited to, general economic and market conditions, legislative and regulatory conditions, changes in interest rates that adversely affect Legacy Banks’ interest rate spread, changes in deposit flows, loan demand or real estate values and other economic, governmental, competitive, regulatory and technological factors that may affect Legacy Bancorp’s operations.